# PURCHASE OPTION AGREEMENT – SALTA AGUA CLAIMS

**Dated effective January 18, 2011**

**AMONG**

**SALTA WATER CO.**

**AND**

**LITHIUM EXPLORATION GROUP INC.**

## TABLE OF CONTENTS

# PURCHASE OPTION AGREEMENT – SALTA AGUA CLAIMS

**THIS AGREEMENT** is dated effective January 18, 2011. (the "Effective Date")

**AMONG:**

**SALTA WATER CO.**, a company duly incorporated pursuant to the laws of Grand Cayman, Cayman Islands, BVI and having an office in the United States of America care of 1506 W. Forest Hills Drive, Spokane, Washington, 98218.

(the "**Optionor**")

**AND:**

**LITHIUM EXPLORATION GROUP INC.**, a company duly incorporated pursuant to the laws of state of Nevada and having an office situated at 300 – 3200 North Hayden Road, Scottsdale Arizona, 85251 (the "**Optionee**")

**WHEREAS:**

(A) The "**Optionor** is the beneficial owner of certain mineral claims licenses, claims, concessions or reservations (for convenience herein collectively called the "**mineral claims**") located in Salta province, Argentina known as the Salta Agua claims, the specific description of such mineral claims is attached hereto as Schedule A (collectively, the "**Property**").

(B) The Optionor agreed to grant an exclusive option to the Optionee to acquire up to an undivided 100% beneficial interest in and to the Property, subject to the Royalty (as such term is defined herein), on the terms and conditions hereinafter set forth.

**NOW THEREFORE**, in consideration of the mutual covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each of the parties, the parties covenant and agree as follows:

## PART 1

## DEFINITIONS AND INTERPRETATION

**Definitions**

1.1 For the purposes of this Agreement, except as otherwise expressly provided herein, the following words and phrases will have the following meanings:

(a) "**Agreement**" means this Purchase Option Agreement and the Schedules hereto;

(l) "**Option**" means the exclusive right herein granted by the Optionor to the Optionee to permit the Optionee to acquire up to a 100% undivided right, title and interest in the Property, subject only to the Royalty;

(m) "**Optionee**" has the meaning set forth on page one hereof;

(n) "**Optionor**" has the meaning set forth on page one hereof;

(o) "**Option Period**" means the period from the date hereof to and including the date of exercise or termination of the Option;

(p) "**parties**" means the Optionor and the Optionee together and "**party**" means either the Optionor or the Optionee, as the context dictates;

(q) "**person**" means an individual, corporation, body corporate, partnership, joint venture, association, trust or unincorporated organization or a trustee, executor, administrator or other legal representative;

(r) "**Property**" has the meaning set forth in Recital (A) and for further clarity means the mineral claims described in Schedule A, and all mining leases and other mining rights and interests derived from any such claims, and a reference herein to a mineral claim comprised in the Property includes any mineral leases or other interests into which such mineral claim may have converted and Property includes all Property Rights;

(s) "**Property Rights**" means all licenses, permits, easements, rights-of-way, certificates and other approvals obtained by any person before or after the date of this Agreement and necessary or desirable for the exploration and development of the Property, or for the purpose of the Commencement of Commercial Production or continuing production therefrom;

(t) "**Royalty**" has the meaning set forth in Part 4;

(u) "**Schedules**" means the documents attached hereto as follows:

   (i) Schedule A – Mineral Claims Comprising the Property;

   (ii) Schedule B –. Calculation of Net Returns.

(v) "Shares" means fully paid and non-assessable common shares in the capital of the Optionee, issued pursuant to exemptions from registration and prospectus requirements contained in the United States Securities Act of 1933 and the rules and regulations promulgated thereunder, which Shares shall contain such restrictive legends regarding applicable hold periods as required by such securities laws.

**Interpretation**

1.2 For the purposes of this Agreement, except as otherwise expressly provided herein:

(a) the words "**herein**", "**hereof**", and "**hereunder**" and other words of similar import refer to this Agreement as a whole and not to any particular Part, clause, subclause or other subdivision or Schedule;

(b) a reference to a Part means a Part of this Agreement and the symbol § followed by a number or some combination of numbers and letters refers to the section, paragraph or subparagraph of this Agreement so designated;

(c) the headings are for convenience only, do not form a part of this Agreement and are not intended to interpret, define or limit the scope, extent or intent of this Agreement or any of its provisions;

(d) the word "**including**", when following a general statement, term or matter, is not to be construed as limiting such general statement, term or matter to the specific items or matters set forth or to similar items or matters (whether or not qualified by non-limiting language such as "without limitation" or "but not limited to" or words of similar import) but rather as permitting the general statement or term to refer to all other items or matters that could reasonably fall within its possible scope;

(e) where the phrase "**to the knowledge of**" or phrases of similar import are used in respect of the parties, it will be a requirement that the party in respect of who the phrase is used will have made such due inquiries as is reasonably necessary to enable such party to make the statement or disclosure;

(f) a reference to currency means United States currency; and

(g) words importing the masculine gender include the feminine or neuter, words in the singular include the plural, words importing a corporate entity include individuals, and vice versa.

**Consideration**

1.3 The parties acknowledge that this Agreement is entered into for good and fair consideration and, to this end, will pay to each other the sum of $10 as recognition of that consideration, which is deemed to be paid and received.

## PART 2

## REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE OPTIONOR

**Representations and Warranties**

2.1 The Optionor hereby represents and warrants to the Optionee that:

(a) it is legally entitled to beneficially hold the Property and the Property Rights and will remain so entitled until the interest of the Optionor which is subject to the Option has been duly transferred to the Optionee as contemplated hereby;

(b) it has the legal power, capacity, and authority to transfer the Property to whomever the Optionor directs and will retain this legal power, capacity and authority until the interest of the Optionor which is subject to the Option has been duly transferred to the Optionee as contemplated hereby;

(c) it is, and at the time of each transfer to the Optionee of an interest in the mineral claims comprising the Property pursuant to the exercise of the Option, it will be the beneficial owner of all of the mineral claims comprising the Property free and clear of all liens, charges and claims of others, and no taxes or rentals are or will be due, in respect of any of the mineral claims;

(d) title to the Property is free and clear of all liens, charges and claims of others, and no taxes or rentals are or will be due, in respect of any of the mineral claims;

(e) to the best of its knowledge the mineral claims comprising the Property have been duly and validly located and recorded pursuant to the laws of the jurisdiction in which the Property is situated and, except as specified in Schedule A and accepted by the Optionee in writing, are in good standing with respect to all filings, fees, taxes, assessments, work commitments or other conditions on the date hereof and until the dates set opposite the respective names thereof in Schedule A;

(f) to the best of its knowledge there are not any adverse claims or challenges against or to the ownership of or title to any of the mineral claims comprising the Property, and there are no outstanding agreements or options to acquire or to purchase the Property or any portion thereof, and no person has any royalty or other interest whatsoever in production from any of the mineral claims comprising the Property except as noted on Schedule A;

(g) each of this Agreement and any other agreement or instrument to be executed and delivered by the Optionor hereunder constitutes a legal, valid and binding obligation of the Optionor enforceable against it in accordance with its terms;

(h) excepting only as otherwise disclosed herein, the Optionor is not subject to, or a party to, any charter or by-law restriction, any law, any claim, any encumbrance or any other restriction of any kind or character which would prevent consummation of the transaction contemplated by this Agreement or any other agreement or instrument to be executed and delivered by the Optionor hereunder;

(i) no proceedings are pending for, and the Optionor is unaware of any basis for the institution of any proceedings leading to the placing of the Optionor in bankruptcy or subject to any other laws governing the affairs of insolvent persons;

(j) to the best of its knowledge no Hazardous Substance has been placed, held, located, used or disposed of, on, under or at the Property in violation of applicable laws;

(k) no third party consent of any kind is required by the Optionor to enter into this Agreement and grant the Option contemplated hereby; and

(l) the Optionor is not aware of any facts relating to any of the Property which, if known to the Optionee, could reasonably be expected to cause the Optionee to decide not to enter into this Agreement or not to proceed to exercise the Option.

2.2 The representations and warranties contained in §2.1 are provided for the exclusive benefit of the Optionee, and any misrepresentation or breach of warranty may be waived by the Optionee in whole or in part at any time without prejudice to its rights in respect of any other misrepresentation or breach of the same or any other representation or warranty.

**Covenants**

2.3 The Optionor hereby covenants and agrees with the Optionee that on execution hereof, the Optionor will deliver or cause to be delivered to the Optionee copies of all available maps and other documents and data in the Optionor's possession respecting the Property.

2.4 The Optionor hereby covenants and agrees with the Optionee that upon exercise of the Option, the Optionor will direct the Recorded Owner to transfer or cause to be transferred all rights, title and interest to the Property acquired by the Optionee under this Agreement and the Recorded Owner Option Agreement to the Optionee.

2.5 The Optionor hereby covenants to the Optionee to fully and absolutely indemnify the Optionee for any and all losses or damages suffered by the Optionee as a result of the appropriate level of recorded and beneficial interest, as determined by the terms of this Agreement, in and to the Property not being duly and immediately transferred to the Optionee, upon exercise of the Option.

2.6 The covenants and agreements contained in §1.1, §2.4 and §2.5 are provided for the exclusive benefit of the Optionee, and any breach may be waived by the Optionee in whole or in part at any time without prejudice to its rights in respect of any other breach of the same; and the covenants and agreements contained in §1.1 survive the execution hereof and continue through the Option Period and for two years thereafter.

## PART 3

## REPRESENTATIONS AND WARRANTIES OF THE OPTIONEE

**Representations and Warranties**

3.1 The Optionee represents and warrants to the Optionor that:

(a) the Optionee has been duly incorporated and validly exists as a corporation in good standing under the laws of the State of Nevada;

(b) neither the execution and delivery of this Agreement by the Optionee nor the performance by the Optionee of its obligations hereunder conflicts with the Optionee's constating documents or any agreement to which it are bound;

(c) the execution, delivery and performance by the Optionee of this Agreement and any other agreement or instrument to be executed and delivered by them hereunder and the consummation by them of all the transactions contemplated hereby and thereby have been duly authorised by all necessary corporate action on the part of the Optionee;

(d) each of this Agreement and any other agreement or instrument to be executed and delivered by the Optionee hereunder constitutes a legal, valid and binding obligation of the Optionee enforceable against it in accordance with its terms;

(e) excepting only as otherwise disclosed herein, the Optionee is not subject to, or a party to, any charter or by-law restriction, any law, any claim, any encumbrance or any other restriction of any kind or character which would prevent consummation of the transaction contemplated by this Agreement or any other agreement or instrument to be executed and delivered by the Optionee hereunder;

(f) the Optionee has its shares of common stock registered under the United States *Securities and Exchange Act of 1934*, as amended; and

(g) the Shares will, at the time of delivery to the Optionor, be duly authorized and validly allotted and issued as fully paid and non-assessable free of any liens, charges or encumbrances.

3.2 The representations and warranties contained in §3.1 are provided for the exclusive benefit of the Optionor and a misrepresentation or breach of warranty may be waived by the Optionor in whole or in part at any time without prejudice to its rights in respect of any other misrepresentation or breach of the same or any other representation or warranty; and the representations and warranties contained in §3.1 will survive the execution hereof and continue through the Option Period.

## PART 4

## GRANT OF OPTION AND ROYALTY

**Grant of Option**

4.1 The Optionor hereby grants to the Optionee the sole and exclusive right and option, subject to the terms of this Agreement, to acquire an undivided 100% interest in the Property free and clear of all liens, charges and encumbrances, subject only to the Royalty. The Optionee will immediately acquire a 60% interest in the Property, free and clear of all liens, charges and encumbrances, subject only to the Royalty, by the Optionee:

(a) paying to the Optionor a total of $375,000 as follows:

(i) $25,000, the receipt of which is hereby acknowledged by the Optionor, on signing this Agreement.

(ii) $50,000 no later than thirty days after the Effective Date.

(iii) $100,000 on or before the twelve-month anniversary of the Effective Date, and

(iv) $100,000 on or before the twenty-four-month anniversary of the Effective Date; and,

(v) $100,000 on or before the thirty-sixth month anniversary of the Effective Date.

(b) allotting and issuing to the Optionor, as fully paid and non-assessable, a total of 1,000,000 Shares as follows:

(i) 250,000 Shares within thirty days of the Effective Date,

(ii) 250,000 Shares on or before the twelve-month anniversary of the Effective Date,

(iii) 250,000 Shares on or before the twenty-four-month anniversary of the Effective Date, and

(iv) 250,000 Shares on or before the thirty-sixth month anniversary of the Effective Date;

(c) incurring Exploration Expenditures of not less than a cumulative total of $4,000,000 as follows:

(i) $250,000 on or before the twenty-four-month anniversary of the Effective Date,

(ii) an additional $500,000 on or before the thirty-six-month anniversary of the Effective Date, and

(iii) an additional $1,250,000 on or before the forty-eighth month anniversary of the Effective Date;, and,

(iv) An additional $2,000,000 on or before the sixtieth month anniversary of the Effective Date.

4.2 Upon completion of 4.1(a), 4.1(b), and 4.1(c), the Optionee agrees to acquire the Optionor's remaining 40% interest in the Property by paying to the Optionor, the sum of $6,000,000, payable either in a lump sum due 180 days later, or by paying $3,000,000 at such time and $3,000,000 plus interest at the rate of LIBOR plus 5% interest 12 months after completion of 4.1(a), 4.1(b), and 4.1(c), such that, upon payment, the Optionee will have acquired an undivided 100% interest in the Property, free and clear of all liens, changes and encumbrances, subject only to the Royalty.

4.3 All Shares issued by the Optionee pursuant to this Agreement will be issued as fully paid and non-assessable, free and clear of all liens, charges and encumbrances, and subject

only to such resale restrictions and hold periods as may be imposed by applicable securities legislation.

4.4 In the event of a change in capitalization affecting the Shares, such subdivision, consolidation or reclassification of the Shares or other relevant changes in Shares, including adjustment arising from a merger, acquisition or plan of arrangement, such proportionate adjustments, if any, appropriate to reflect such change shall be made by the Optionee with respect to the number of shares to be issued to the Optionor.

4.5 The Optionor acknowledges that the issuance of Shares and the disclosure of information to it pursuant to the terms of this Agreement may make it subject to restrictions on trading in the Shares to be issued where disclosure of such confidential information has not yet been made public.

4.6 If, at any point, the Optionee fails to pay the required cash for that period required under §4.1(a) or fund the amount of Exploration Expenditure for that period required under §4.1(c), the Optionee will nevertheless be deemed to have satisfied §4.1(a) and §4.1(c), if the Optionee, within 30 days after the expiry of that period, pays to the Optionor an amount which is equal to the difference between the sum of the actual cash paid and Exploration Expenditure funded by the Optionee in that period and the sum of the cash set out in §4.1(a) that ought to have been paid and Exploration Expenditure set out in §4.1(c) that ought to have been funded by Optionee in that period.

**Royalty**

4.7 Upon the Commencement of Commercial Production, the Optionee will pay to the Optionor a royalty (the "**Royalty**"), being equal to three percent (3%) of Gross Returns, on the terms and conditions as set out in this paragraph and in Schedule B.

4.8 Instalments of the Royalty payable will be paid by the Optionee to the Optionor immediately upon the receipt by the Optionee of the payment from the smelter, refinery or other place of treatment of the proceeds of sale of the minerals, ore, concentrates or other product from the Property.

4.9 Within 120 days after the end of each fiscal year, commencing with the year in which Commencement of Commercial Production occurs, the accounts of the Optionee relating to operations on the Property and the statement of operations, which will include the statement of calculation of Royalty for the year last completed, will be audited by the auditors of the Optionee at its expense unless royalties have been underpaid by 5% or more in which case the Optionee shall bear the expense of the audit. The Optionor will have 60 days after receipt of such statements to question the accuracy thereof in writing and, failing such objection, the statements will be deemed to be correct and unimpeachable thereafter.

4.10 If such audited financial statements disclose any overpayment of Royalty by the Optionee during the fiscal year, the amount of the overpayment will be deducted from future instalments of Royalty payable.

4.11 If such audited financial statements disclose any underpayment of Royalty by the Optionee during the year, the amount thereof will be paid to the Optionor within 90 days after determination thereof.

4.12 The Optionee agrees to maintain for each mining operation on the Property, up-to-date and complete records relating to the production and sale of minerals, ore, bullion and other product from the Property, including accounts, records, statements and returns relating to treatment and smelting arrangements of such product, and the Optionor or their agents will have the right at all reasonable times, including for a period of 12 months following the expiration or termination of this Agreement, to inspect such records, statements and returns and make copies thereof at its own expense for the purpose of verifying the amount of Royalty payments to be made by the Optionee to the Optionor pursuant hereto. The Optionor will have the right to have such accounts audited by independent auditors at its own expense once each fiscal year.

## PART 5

## EXERCISE OF OPTION

5.1 Despite anything in this Agreement to the contrary, the Optionee may at any time, and at its sole discretion, accelerate the performance of its obligations set out in §4.1 and §4.2 and once such obligations are satisfied, exercise the Option, but nothing in §4.1 or §4.2 will obligate the Optionee to pay any money to the Optionor, issue any Shares to the Optionor or incur any Exploration Expenditures, and the Optionee may at any time, by delivery of notice to the Optionor, terminate the Option, in which event it will have no further obligations hereunder except pursuant to Part 9.

5.2 If the Optionee make the payments, issue the Shares and incur the Exploration Expenditures as described in §4.1 the Optionee will, without any further act or payment, have and be deemed for all purposes to have acquired a 60% interest in the Property, free and clear of all liens, charges and encumbrances, subject only to the Royalty. If the Optionee makes the payment as described in §4.2, the Optionee will, without further act or payment have and be deemed for all purposes to have acquired the remaining 40% interest in the Property, free and clear of all liens, charges and encumbrances, subject only to the Royalty. If the Optionee does not fulfill the terms and conditions described in §4.1 the Optionee will have earned no interest in the Property, subject to §4.6.

5.3 If and when the Option has been exercised, up to an undivided, 100% right, title and interest to the Property will thereupon vest in the Optionee, free and clear of all liens, charges, encumbrances and claims, subject only to the Royalty.

5.4 If and when the Option has been exercised, the Optionor will cause and direct the transfer of the rights, title and interest, to the Property, acquired by the Optionee under this Agreement, to the Optionee.

## PART 6

## RIGHT OF ENTRY

6.1 Throughout the Option Period, the directors and officers of the Optionee and their servants, agents and independent contractors, will have the sole and exclusive right in respect of the Property to:

(a) enter thereon;

(b) have exclusive and quiet possession thereof;

(c) do such prospecting, exploration, development and/or mining work thereon and thereunder as the Optionee may determine to be necessary, desirable or advisable;

(d) bring upon and erect upon the Property and use in its operations, at any time and from time to time, such buildings, plant, machinery, equipment, vehicles, tools, appliances and supplies as the Optionee may deem necessary, desirable or advisable; and

(e) remove therefrom and dispose of reasonable quantities of ores, minerals and metals for the purposes of sampling, including bulk sampling, obtaining assays or making other tests.

## PART 7

## PROPERTY CONVEYANCE DOCUMENTS

7.1 The Optionor, will immediately after the exercise of all or part of the Option by the Optionee, deliver or cause to be delivered to the Optionee, or such person as the Optionee direct, duly executed transfers of the Property in the form required under the laws of Salta province, Argentina to transfer the interest in the Property acquired by the Optionee.

## PART 8

## OBLIGATIONS OF THE OPTIONEE DURING OPTION PERIOD

8.1 During the Option Period, unless otherwise agreed between the parties in writing, the Optionee will:

(a) maintain in good standing those mineral claims comprised in the Property by the payment of fees, taxes and rentals and the performance of all other actions and in order to keep such mineral claims free and clear of all liens and other charges arising from the Optionee's activities thereon except those at the time contested in good faith by the Optionee;

(b) record all exploration work carried out on the Property by the Optionee as assessment work;

(c) do all work on the Property in a good and workmanlike fashion and in accordance with all applicable laws, regulations, orders and ordinances of any governmental authority; and

(d) indemnify and save harmless the Optionor in respect of any and all costs, claims, liabilities and expenses arising out of the Optionee's activities on the Property, but the Optionee will incur no obligation hereunder in respect of claims arising or damages suffered after termination of the Option if upon termination of the Option any workings on or improvements to the Property made by the Optionee are left in a safe condition.

## PART 9

## TERMINATION OF OPTION

9.1 If the Option is terminated otherwise than upon the exercise thereof pursuant to Part 5, the Optionee will:

(a) leave the mineral claims in good standing for a period of at least 6 months from the termination of the Option Period;

(b) deliver at no cost to the Optionor within 90 days of such termination, copies of all reports, maps, assay results and other relevant technical data in the possession of the Optionee with respect to the Property; and

(c) carry out at its sole expense the costs of any environmental remediations required as a result of its operations.

9.2 Notwithstanding the termination of the Option, the Optionee will have the right, within a period of 180 days following the end of the Option Period, to remove from the Property all buildings, plan, equipment, machinery, tools, appliances and supplies which have been brought upon the Property by or on behalf of the Optionee, and any such property not removed within 180-day period will thereafter become the property of the Optionor.

## PART 10

## APPROVALS AND REQUIREMENTS

10.1 The Optionor and the Optionee acknowledge and agree that their respective rights and obligations hereunder may be subject to acceptance of a regulatory filing to be made in respect of this Agreement.

10.2 The Optionor and Optionee will use reasonable commercial efforts to have this Agreement accepted for filing by any applicable regulators immediately following execution of this Agreement.

## PART 11

## FORCE MAJEURE

11.1 Subject to §11.2, if the Optionee is at any time either during the Option Period or thereafter prevented from or delayed in complying with any provisions of this Agreement by reason of strikes, lock-outs, labour shortages, power shortages, fuel shortages, fires, wars, inclement weather, acts of God, governmental regulations restricting normal operations, shipping delays, delays in obtaining required governmental or regulatory approvals or permits, aboriginal land claims, environmental claims or notices (or inability to obtain or delays in obtaining environmental consents) or any other reason or reasons (other than lack of funds) beyond the control of the Optionee, the time limited for the performance by the Optionee of its obligations hereunder will be extended by a period of time equal in length to the period of each such prevention or delay.

11.2 The provisions of §11.1 will not apply to the Optionee's cash or stock payments to the Optionor set out in §4.1 and §4.2 nor will it apply to the Optionee's obligation to maintain in good standing those mineral claims comprised in the Property as set out in §8.1(a).

11.3 The Optionee will give prompt notice to the Optionor of each event of force majeure under §11.1 and upon cessation of such event will furnish the Optionor with notice to that effect together with particulars of the number of days by which the obligations of the Optionee hereunder have been extended by virtue of such event of force majeure and all preceding events of force majeure.

11.4 After the Commencement of Commercial Production, the Optionee will work, mine and operate the Property during such time or times as the Optionee in its sole judgment considers such operations to be profitable. The Optionee may suspend or curtail operations, both before and after Commencement of Commercial Production, during periods when the products derived from the Property cannot be profitably sold at prevailing prices or if an unreasonable inventory thereof, in the Optionee's sole judgment, has accumulated or would otherwise accumulate.

## PART 12

## CONFIDENTIAL INFORMATION

12.1 No information furnished by the Optionee to the Optionor hereunder in respect of the activities carried out on the Property by the Optionee, will be published by the Optionor without the written consent of the Optionee, but such consent in respect of the reporting of factual data will not be unreasonably withheld, and will not be withheld in respect of information required to be publicly disclosed pursuant to applicable securities or corporate laws or the rules

and regulations of any stock exchange having jurisdiction. This provision will terminate three months after the termination of the Option.

## PART 13

## ARBITRATION

13.1 All questions or matters in dispute with respect to the interpretation of this Agreement will, insofar as lawfully possible, be submitted to arbitration pursuant to the terms hereof using "final offer" arbitration procedures.

13.2 It will be a condition precedent to the right of any party to submit any matter to arbitration pursuant to the provisions hereof, that any party intending to refer any matter to arbitration will have given not less than 10 days' prior notice of its intention so to do to the other party together with particulars of the matter in dispute.

13.3 On the expiration of such 10 days, the party who gave such notice may proceed to commence procedure in furtherance of arbitration as provided in this Part 13.

13.4 The party desiring arbitration will appoint one arbitrator, and will notify the other party of such appointment, and the other party will, within 15 days after receiving such notice, either consent to the appointment of such arbitrator which will then carry out the arbitration or appoint an arbitrator, and the two arbitrators so named, before proceeding to act, will, within 30 days of the appointment of the last appointed arbitrator, unanimously agree on the appointment of a third arbitrator to act with them and be chairman of the arbitration herein provided for. If the other party will fail to appoint an arbitrator within 15 days after receiving notice of the appointment of the first arbitrator, the first arbitrator will be the only arbitrator. If the two arbitrators appointed by the parties will be unable to agree on the appointment of the chairman, the chairman will be appointed under the provisions of Chapter 73 of the Nevada Revised Statutes. Except as specifically otherwise provided in this section, the arbitration herein provided for will be conducted in accordance with the Act. The chairman, or in the case where only one arbitrator is appointed, the single arbitrator, will fix a time and place in Las Vegas, Nevada for the purpose of hearing the evidence and representations of the parties, and will preside over the arbitration and determine all questions of procedure not provided for under the Act or this §14.4. After hearing any evidence and representations that the parties may submit, the single arbitrator, or the arbitrators, as the case may be, will make an award and reduce the same to writing, and deliver one copy thereof to each of the parties. The expense of the arbitration will be paid as specified in the award.

13.5 The parties agree that the award of a majority of the arbitrators, or in the case of a single arbitrator, of such arbitrator, will be final and binding on each of them.

## PART 14

## DEFAULT AND TERMINATION

14.1 If at any time during the Option Period either party fails to perform any obligation hereunder or any representation or warranty given by it proves to be untrue, then the other party may terminate this Agreement (without prejudice to any other rights it may have) providing:

(a) it first gives to the party allegedly in default a notice of default containing particulars of the obligation which such party has not performed, or of the warranty breached,

(b) the other party does not dispute the default, then if it is reasonably possible to cure the default without irreparable harm to the non-defaulting party, the defaulting party does not, within 30 days after delivery of such notice of default, cure such default by appropriate payment or commence to correct such default and diligently prosecute the matter until it is corrected, and

(c) if the defaulting party fails to comply with the provisions of this §14.1 the other party may thereafter terminate this Agreement, and the provisions of Part 9 will then be applicable.

14.2 The Optionee may at any time terminate this Option by giving notice of termination to the Optionor and will thereupon be relieved of any further obligations in connection herewith but will remain liable for obligations which have accrued to the date of notice.

## PART 15

## ASSIGNMENT

**Assignment During the Option Period**

15.1 The Optionee may assign all or part of its rights and obligations under this Agreement during the Option Period to a third party with the consent of the Optionor, such consent not to be reasonably withheld, providing also that the such assignee delivers to the Optionor its undertaking relating to this Agreement and to the Property containing the following:

(a) a covenant to perform all the obligations of the Optionee to be performed under this Agreement to the same extent as if this Agreement had been originally executed by the Optionee; and

(b) a provision subjecting any further sale, transfer or other disposition of such interest in the Property and this Agreement or any portion thereof to the provisions of this Part 15.

**Assignment after the Exercise of the Option**

(c) In the event that the Optionee exercises the Option as contemplated in Part 5, then at any time thereafter the Optionee may sell, transfer or otherwise dispose of all or any portion of its interest in and to this Agreement and to the Property, at its sole discretion.

## PART 16

## NOTICES

16.1 Any notice, consent, waiver, direction or other communication required or permitted to be given under this Agreement by a party will be in writing and will be delivered by hand to the party to which the notice is to be given at the following address or sent by facsimile to the following numbers or to such other address or facsimile number as will be specified by a party by like notice. Any notice, consent, waiver, direction or other communication aforesaid will, if delivered, be deemed to have been given and received on the date on which it was delivered to the address provided herein (if a Business Day or, if not, then the next succeeding Business Day) and if sent by facsimile be deemed to have been given and received at the time of receipt (if a Business Day or, if not, then the next succeeding Business Day) unless actually received after 4:00 p.m. (Vancouver time) at the point of delivery in which case it will be deemed to have been given and received on the next Business Day.

The address for service of each of the parties will be as follows:

(a) to the Optionor:

Salta Water Co.
10416 Button Willow Drive

Las Vegas, Nevada 89134

Attention: John Hite

Fax Number: (702) 562-4880

(b) to the Optionee:

Lithium Exploration Group Inc
300 – 3200 North Hayden Road
Scottsdale Arizona 85251

Attention: Alex Walsh

Email: aw@lithiumexplorationgroup.com

Any party may at any time and from time to time notify the other parties in writing of a change of address and the new address to which notice will be given to it thereafter until further change.

## PART 17

## GENERAL

17.1 The parties acknowledge that they have participated in settling the terms of this Agreement, and that any rule of construction to the effect that any ambiguity is to be resolved against the drafting parties will not be applicable to the interpretation of this Agreement.

17.2 The Optionor acknowledges and agrees that they had an opportunity to obtain independent legal advice before executing this Agreement and the Optionor has either obtained such advice or has waived their right to obtain such advice.

17.3 No consent or waiver expressed or implied by any party in respect of any breach or default by any other party in the performance of such other of its obligations hereunder will be deemed or construed to be a consent to or a waiver of any other breach or default.

17.4 The parties will promptly execute or cause to be executed all documents, deeds, conveyances and other instruments of further assurance which may be reasonably necessary or advisable to carry out fully the intent of this Agreement or to record wherever appropriate the respective interests from time to time of the parties in the Property.

17.5 This Agreement will enure to the benefit of and be binding upon the parties and their respective successors and assigns, subject to the conditions hereof.

17.6 This Agreement will be construed in accordance with the laws of the State of Nevada and the laws of the United States applicable therein.

17.7 Nothing herein will constitute or be taken to constitute the parties as partners or create any fiduciary relationship between them. It is not the intention of the parties to create, nor will this Agreement be construed to create, any mining, commercial or other partnership. None of the parties will have any authority to act for or to assume any obligation or responsibility on behalf of any other party, except as expressly provided herein. The rights and duties of the parties will be several and not joint or joint and several.

17.8 No modification, alteration or waiver of the terms herein contained will be binding unless the same is in writing, dated subsequently hereto, and fully executed by the parties.

17.9 The parties do not intend that there will be any violation of the Rule Against Perpetuities, the Rule Against Unreasonable Restraints on the Alienation of Property, or any similar rule. Accordingly, if any right or option to acquire any interest in the Property exists under this Agreement, such right or option must be exercised, if at all, so as to vest such interest within time periods permitted by applicable rules. If, however, any such violation should inadvertently occur, the parties hereby agree that a court will reform that provision in such a way as to approximate most closely the intent of the parties within the limits permissible under such rules.

17.10 In the event of any inconsistency between the terms of this Agreement and any Schedule hereto, the terms of this Agreement will control.

17.11 Time will be of the essence hereof.

17.12 This Agreement and the Schedules attached hereto set forth the entire agreement and understanding of the parties in respect of the transactions contemplated hereby and supersede all prior agreements, oral or written, among the parties or their respective representatives with respect to the matters herein and will not be modified or amended except by written agreement signed by the parties to be bound thereby.

17.13 If any part of this Agreement is held to be invalid, illegal or unenforceable under the laws of the State of Nevada and the laws of the United States, the Agreement shall be read as if such invalid, illegal or unenforceable provision were removed.

[Remainder of Page Intentionally Left Blank]

17.14 This Agreement may be executed in as many counterparts as may be necessary or by facsimile and each such counterpart agreement or facsimile so executed are deemed to be an original and such counterparts and facsimile copies together will constitute one and the same instrument.

**IN WITNESS WHEREOF** the parties have executed this Agreement as of the day and year first set forth above.

**SALTA WATER CO.**

Per: ______________________
Authorized Signatory
Name:
Title:

**LITHIUM EXPLORATION GROUP INC.**

Per: ______________________
Authorized Signatory
Name: ALEX WALSH
Title: CEO

**SCHEDULE A**

**MINERAL CLAIMS COMPRISING THE PROPERTY**

Attached to and forming part of a Purchase Option Agreement between Salta Water Co. and Lithium Exploration Group Inc dated effective January 18, 2011.

| Claim ID | Docket # | Area (Ha) |
|---|---|---|
| VEGA SUR | 19883 | 9,585.3 |
| VEGA ESTE | 19884 | 5,487.2 |
| VEGA OESTE | 19885 | 9,686.1 |
| VEGA CONO | 19886 | 7,897.9 |
| RIO GRANDE | 19882 | 9,758.3 |
| TOTAL | | 42,414.8 |

**[End of Schedule A]**

{WLMLAW W0080093.DOC}3281940.6

**SCHEDULE B**

**CALCULATION OF GROSS RETURNS ROYALTY**

Attached to and forming part of a Purchase Option Agreement between Salta Water Co. and Lithium Exploration Group IncLithium Exploration Group Inc________________, dated effective January 18, 2011.

1. All capitalized words used in this Schedule C but not defined in this Schedule B have the meanings ascribed to them in the Agreement.

2. For the purposes of this Agreement the following words and phrases will have the following meanings, namely:

(i) **"Gross Returns Royalty"** will mean the gross proceeds received by the Optionee in any year from the sale of Product from the mining operation on the Property, FOB the mine site.

(b) **"Ore"** will mean any material containing a mineral or minerals of commercial economic value mined from the Property; and

(c) **"Product"** will mean Ore mined from the Property and any concentrates or other materials or products derived therefrom, but if any such Ore, concentrates or other materials or products are further treated as part of the mining operation in respect of the Property, such Ore, concentrates or other materials or products will not be considered to be "Product" until after they have been so treated.

2. For the purposes of calculating the amount of Royalty payable to the Optionor hereunder, if, after the Commencement of Commercial Production, the Optionee sells any Product to one of their subsidiaries or affiliates, and if the sale price of such Product is not negotiated on an arm's-length basis, the Optionee will for the purposes of calculating Gross Returns Royalty only and notwithstanding the actual amount of such sale price, add to the proceeds from the sale of such Product an amount which would be sufficient to make such sale price represent a reasonable sale price for such Product as if negotiated at arm's length and after taking into account all pertinent circumstances including, without limitation, then current market conditions relating to Ore, concentrates or products similar to such Product.

3. The Optionee will by notice inform the Optionor of the quantum of such reasonable sale price and, if the Optionor does not object thereto within 30 days after receipt of such notice, said quantum will be final and binding for the purposes of this Agreement.

4. The Optionee may remove reasonable quantities of Ore and rock from the Property for the purpose of bulk sampling and of testing, and there will be no Royalty payable to the Optionor with respect thereto unless revenues are derived therefrom.

5. The Optionee will have the right to commingle with ores from the Property, ore produced from other properties, provided that prior to such commingling, the Optionee will adopt and employ reasonable practices and procedures for weighing, determination of moisture content, sampling and assaying, as well as utilize reasonable accurate recovery factors in order to determine the amounts of products derived from, or attributable to Ore mined and produced from the Property. The Optionee will maintain accurate records of the results of such sampling, weighing and analysis as pertaining to ore mined and produced from the Property.

**[End of Schedule B]**